As filed with the Securities and Exchange Commission on November 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FARMER BROS. CO.

(Exact name of registrant as specified in its charter)

Delaware	95-0725980
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1912 Farmer Brothers Drive

Northlake, Texas 76262

(888) 301-0489

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Deverl Maserang

President and Chief Executive Officer

Farmer Bros. Co.

1912 Farmer Brothers Drive

Northlake, Texas 76262

(682) 549-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Scott R. Drake

Chief Financial Officer

Farmer Bros. Co.

1912 Farmer Brothers Drive

Northlake, Texas 76262

(682) 549-6600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock(3)				—
Preferred Stock(3)				—
Depositary Shares(4)				—
Warrants(3)				—
Purchase Contracts(3)				—
Units(3)				—
Total			$175,000,000	$16,222.50(5)

(1)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

The registrant will determine the proposed maximum offering price per share from time to time in connection with, and at the time of, the issuance of the securities registered hereunder. Securities registered hereby may be offered for U.S. dollars or in foreign currencies or currency units and may be sold separately or together in units with other securities registered hereby.

(3)

Also includes such indeterminate principal amount, liquidation amount or number of securities as may be issued upon conversion or exchange of any securities that provide for conversion or exchange into other securities. Separate consideration may or may not be received by the registrant for securities that are issuable upon exercise, conversion or exchange of other securities. The aggregate maximum offering price of all securities offered and sold by the registrant pursuant to this registration statement shall not have a maximum aggregate offering price that exceeds $175,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency.

(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(5)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2021

PROSPECTUS

FARMER BROS. CO.

$175,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer and sell up to $175,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, including the amounts, prices and terms of the securities to be offered. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “FARM.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange. On November 9, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $8.25 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell the securities described herein from time to time and in one or more offerings up to a total dollar amount of $175,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in or incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus, the applicable prospectus supplement, and the documents incorporated herein and therein, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated or unless the context requires, references in this prospectus to “we,” “our,” “us” and “Company” refer, collectively, to Farmer Bros. Co., a Delaware corporation, and its consolidated subsidiaries. References to “you,” refer to the potential investors of the applicable class or series of securities.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Also, documents we subsequently file with the SEC and incorporate by reference in this prospectus and any accompanying prospectus supplement may contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. We intend these forward-looking statements to speak only as of the time they are made and do not undertake to update or revise these statements as more information becomes available, except as required under federal securities laws and the rules and regulations of the SEC.

Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, duration of the COVID-19 pandemic’s disruption to our business and customers, levels of consumer confidence in national and local economic business conditions, the duration and magnitude of the COVID-19 pandemic’s impact on unemployment rates, the success of our strategy to recover from the effects of the COVID-19 pandemic, the success of our turnaround strategy, the execution of our five key initiatives, the impact of capital improvement projects, the adequacy and availability of capital resources to fund our existing and planned business operations and our capital expenditure requirements, the relative effectiveness of compensation-based employee incentives in causing improvements our performance, the capacity to meet the demands of our large national account customers, the extent of execution of plans for the growth of our business and achievement of financial metrics related to those plans, our success retaining and/or attracting qualified employees, our success adapting to technology and new commerce channels, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price and interest rate risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks described in this prospectus and other factors described from time to time in our filings with the SEC.

This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including, without limitation, the “Risk Factors” incorporated by reference herein and therein from our Annual Report on Form 10-K for the year ended June 30, 2021, and other reports and information that we file with the SEC. New factors may also emerge from time to time that could materially and adversely affect us.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities we may issue. You may review a copy of the registration statement, the documents incorporated by reference therein and herein through the SEC’s website listed above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference into this prospectus our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01).

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•

our Annual Report on Form 10-K for the fiscal year ended June  30, 2021 (including portions of our Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders incorporated therein by reference);

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 5, 2021;

•	our Current Reports on Form 8-K, filed with the SEC on August 5, 2021 and October 22, 2021; and

•

the description of our common stock contained in our registration statement on Form 8-A/A (Amendment No.  1) and Form 8-A/A (Amendment No. 2), filed with the SEC on February 6, 2009 and September 24, 2015, respectively, and any amendments or reports filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless those exhibits are specifically incorporated by reference into those documents) by writing or telephoning us at the following address or telephone number:

Farmer Bros. Co.

1912 Farmer Brothers Drive

Northlake, Texas 76262

Attention: Chief Financial Officer

(682) 549-6600

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

We are a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. We serve a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers like restaurant, department and convenience store chains, hotels, casinos, healthcare facilities, and gourmet coffee houses, as well as grocery chains with private brand and consumer-branded coffee and tea products, and foodservice distributors. With a robust product line, including organic, Direct Trade, Project D.I.R.E.C.T.® and other sustainably-produced coffees, iced and hot teas, cappuccino, spices, and baking/biscuit mixes, among others, we offer a comprehensive approach to our customers by providing not only a breadth of high-quality products, but also value added services such as market insight, beverage planning, and equipment placement and service. We were founded in 1912, incorporated in California in 1923, and reincorporated in Delaware in 2004. We operate in one business segment.

We filed our Certificate of Incorporation with the Secretary of State of Delaware on February 17, 2004.

Our principal executive offices are located at 1912 Farmer Brothers Drive, Northlake, Texas 76262, and our telephone number is (682) 549-6600. Our website address is www.farmerbros.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filings that we make with the SEC.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended June 30, 2021 and the other information contained in this prospectus, as updated, amended, or superseded by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Although we have tried to discuss key risk factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Forward-Looking Statements” above.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities to provide additional funds for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, capital expenditures and/or improvements, distributions to stockholders and working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, each as amended from time to time, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.” You should read the prospectus supplement applicable to a particular issuance of securities, which will contain additional information and which may update or change some of the information below.

Our authorized capital stock currently consists of:

•	25,000,000 shares of common stock, $1.00 par value (“Common Stock”); and

•	500,000 shares of preferred stock, $1.00 par value (“Preferred Stock”).

Common Stock

Subject to the preferential rights of any outstanding series of Preferred Stock, holders of Common Stock are entitled to one vote per share on the election of directors and on all other matters submitted to a vote of the stockholders generally. Except with respect to the election of directors, the affirmative vote of the holders of a majority in voting power of the shares represented at any meeting of stockholders and entitled to vote thereat shall be the act of the stockholders, unless otherwise provided by the General Corporation Law of the State of Delaware (the “DGCL”), any other applicable law, our Amended and Restated Certificate of Incorporation (including any certificate of designations of preferences as to any Preferred Stock), or our Amended and Restated Bylaws. At each annual meeting of stockholders, directors are elected by a plurality of the votes cast. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive or subscription rights, and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock is not liable for further call or assessment.

Delaware law provides that the holders of the outstanding shares of Common Stock will have the right to vote separately as a class on any amendment to our Amended and Restated Certificate of Incorporation that: (i) increases or decreases the authorized number of shares of Common Stock, (ii) changes the par value of the Common Stock or (iii) alters or changes the powers, preferences, or special rights of the shares of Common Stock so as to affect them adversely.

The outstanding shares of Common Stock are fully paid and nonassessable. Additional shares of authorized Common Stock may be issued, as authorized by the Board of Directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Board of Directors

Although our Board of Directors is currently classified, with the term of certain directors expiring at our 2021 annual meeting of stockholders and the term of other directors expiring at the 2022 annual meeting of stockholders, the Board of Directors is in the process of being declassified. The directors elected at the 2021 annual meeting will be elected for a one year term and will stand for re-election, together with the directors whose terms are currently set to expire at the 2022 annual meeting, at the 2022 annual meeting. Beginning at the 2022 annual meeting, the Board of Directors will cease to be classified and all directors will be elected for a one year term.

Stockholder Action By Written Consent; Special Meetings of Stockholders

Our Amended and Restated Certificate of Incorporation prohibits stockholders from acting by consent in lieu of a meeting and, as such, any action taken by the stockholders of the Company must be taken at a duly called annual or special meeting of stockholders. In addition, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws only authorize (i) the Chairman of the Board of Directors, if there be one, (ii) the President or (iii) the Board of Directors to call a special meeting of stockholders, and do not authorize our stockholders to call or request the holding of a special meeting of stockholders. These provisions may limit the ability of stockholders to act in between annual meeting of stockholders.

Exclusive Forum

The Amended and Restated Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Company to the Company or to the Company’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws (as either may be amended from time to time), (iv) any action asserting a claim against the Company governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as the term is defined in Section 115 of the DGCL. The Amended and Restated Bylaws further provide that, if any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Transfer Agent

The transfer agent and registrar for our Common Stock is EQ Shareowner Services.

Preferred Stock

The Company’s Amended and Restated Certificate of Incorporation empowers the Board of Directors to issue up to 500,000 shares of Preferred Stock from time to time in one or more classes or series. The Board also may fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, including redemption rights, dividend rights, liquidation rights, conversion rights, voting powers, and the number of shares constituting any class or series or the designation of the class or series.

The terms of any outstanding series of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock or negatively impact the ability of the holders of our Common Stock to exercise their rights and power, including by diluting the voting power of the Common Stock or subordinating the rights of the Common Stock, without any further vote or action by the stockholders. The rights of holders of Common Stock will be subject to the rights, powers or preferences of the holders of any series of Preferred Stock that may be issued by the Company in the future. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company or make removal of management more difficult. Additionally, the issuance of Preferred Stock may have the effect of decreasing the market price of the Common Stock, and may negatively impact the ability of the holders of our Common Stock to exercise their voting and other powers and rights.

Delaware law provides that the holders of the outstanding shares of Preferred Stock will have the right to vote separately as a class on any amendment to our Amended and Restated Certificate of Incorporation that: (i) increases or decreases the authorized number of shares of Preferred Stock, (ii) changes the par value of the Preferred Stock or (iii) alters or changes the powers, preferences, or special rights of the shares of Preferred Stock so as to affect them adversely (provided that, if any such amendment within the scope of this clause (iii) alters or changes the powers, preferences or special rights of one or more series of Preferred Stock to affect them adversely, but shall not so affect the entire class of Preferred Stock, the only the shares of the series so affected by the amendment shall vote as a separate class). This right is in addition to any voting powers and rights that may be provided for in the applicable certificate of designations.

Series A Convertible Participating Cumulative Perpetual Preferred Stock

The authorized number of shares of the Company’s series A convertible participating cumulative perpetual preferred stock, par value $1.00 per share (“Series A Preferred Stock”), is 21,000. The Company currently has 14,700 shares of the Series A Preferred Stock issued and outstanding. The outstanding shares of Series A Preferred Stock were issued on October 2, 2017 in accordance with that certain Asset Purchase Agreement, dated as of August 18, 2017, among the Company, Boyd Coffee Company (“Seller”) and the other parties named therein (the “Purchase Agreement”). Under the terms of the Purchase Agreement, the Company withheld from issuance 6,300 shares of Series A Preferred Stock to secure Seller’s indemnification obligations. The initial stated value for each share of the Series A Preferred Stock is $1,000 (subject to adjustment in accordance with the Certificate of Designations of the Series A Preferred Stock (the “Certificate of Designations”)) (the “Stated Value”). Dividends on outstanding shares of the Series A Preferred Stock are accrued from the date of issuance and are payable, when and if declared by the Board of Directors, quarterly in arrears at the rate of 3.5% per annum of the Stated Value, and if not declared and paid, will be cumulative and added to the Stated Value thereof until paid. The Certificate of Designations also prohibits the declaration and payment of any dividend on the outstanding shares of Common Stock unless the Company simultaneously declares a dividend on the outstanding shares Series A Preferred Stock in an amount equal to the amount per share that each holder of Series A Preferred Stock would receive in respect of such Common Stock dividend if such holder converted such holder’s outstanding shares Series A Preferred Stock into shares of Common Stock immediately prior to the record date for such Common Stock dividend.

Each share of Series A Preferred Stock may be converted into the number of shares of Common Stock (rounded down to the nearest whole number) equal to (i) the Stated Value of each share of Series A Preferred Stock divided by (ii) the conversion price of $38.32 (the “Conversion Price”), subject to proportionate adjustments for stock splits, dividends and combinations and similar transactions. Each share of Series A Preferred Stock may be converted at the election of the holder thereof (i) upon a change of control of the Company or (ii) as follows: (x) 4,200 shares may be converted after October 2, 2018, (y) 6,300 additional shares may be converted after October 2, 2019, and (z) any remaining shares may be converted beginning after October 2, 2020.

In addition, the Company will have the right, at any time on or after October 2, 2018, to cause all, but not less than all, of the outstanding shares of Series A Preferred Stock to automatically convert, if the last reported sale price per share of Common Stock exceeds the Conversion Price on each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the trading day immediately prior to the date the Company sends the related conversion notice.

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holder(s) of the Series A Preferred Stock will have the right to receive an amount equal to the greater of (a) the Stated Value, plus accrued and unpaid dividends up to and including the date of payment, and (b) the amount per share of Series A Preferred Stock that the holder thereof would have received if such holder had converted such share into Common Stock (and, if applicable, cash in lieu of any fractional share), before any payment is made to holders of any other class or series of stock ranking junior to the Series A

Preferred Stock as to liquidation rights. The rights of holders of Series A Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our stock ranking on parity with the Series A Preferred Stock as to liquidation.

Except as otherwise required by applicable law, holders of Series A Preferred Stock are entitled to vote together with the holders of Common Stock on all matters submitted for a vote of, or consent by, holders of Common Stock. For these purposes, each holder will be deemed to be the holder of record, on the record date for each such vote or consent, of the number of shares of the Common Stock (rounded down to the nearest whole number) equal to (i) the aggregate Stated Value of the shares of Series A Preferred Stock held by such holder on such record date divided by (ii) the Conversion Price (subject to proportionate adjustments for stock splits, dividends and combinations and similar transactions). Except as otherwise required by law, so long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock at the time outstanding is required for any amendment, alteration or repeal of any provision of the Amended and Restated Certificate of Incorporation, including the Certificate of Designations, that materially and adversely affects the special rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

Anti-Takeover Effects of Delaware Law

The Company is governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: before the time that the person became an “interested stockholder,” the board of directors approved either the “business combination” or the transaction which resulted in the person becoming an “interested stockholder”; upon completion of the transaction that results in the “interested stockholder” becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding, but not for purposes of determining the number of shares owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or on or subsequent to the date that the person became an “interested stockholder,” the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the “interested stockholder.”

Generally, a “business combination” includes a merger, asset sale, stock sale or other transaction resulting in a financial benefit to the interested stockholder (other than on other than a pro rata basis with other stockholders). Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates. either owns 15% or more of the corporation’s outstanding voting stock or, if such person is an affiliate or associate of the corporation, within the three prior years did own 15% or more of the corporation’s outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in the Company’s control with respect to transactions not approved by the Board of Directors in advance.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of Preferred Stock. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of Preferred Stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The following description of the depositary shares, and any description of the depositary shares in an accompanying prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus supplement.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the class or series of Preferred Stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of Preferred Stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable class or series of Preferred Stock as set forth in the applicable prospectus supplement.

Redemption

If the class or series of Preferred Stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the Preferred Stock held by the depositary. Whenever we redeem any

Preferred Stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of Preferred Stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the Preferred Stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the class or series of Preferred Stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for notice of such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such Preferred Stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the Preferred Stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by such depositary shares. Partial shares of Preferred Stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of Preferred Stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if a majority of each series of Preferred Stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares thereunder shall have been redeemed, (b) there shall have been a final distribution in respect of the related Preferred Stock in connection with any liquidation, dissolution or winding-up of the Company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such Preferred Stock or (c) each share of the related Preferred Stock shall have been converted into stock of the Company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the Preferred Stock and initial issuance of the depositary shares, and redemption of the Preferred Stock and all withdrawals of Preferred Stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the class or series of Preferred Stock represented by the depositary receipts. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of the class or series of Preferred Stock represented by the depositary receipts. The applicable prospectus supplement will include information about the rights, if any, of holders of depositary receipts to inspect the transfer books of the depositary and the list of holders of depositary receipts.

Neither the depositary nor the Company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of its and our respective duties thereunder, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Common Stock or Preferred Stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of Common Stock or Preferred Stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and rights, powers, preferences and other terms (including, without limitation, liquidation, dividend and conversion rights and voting powers) of the series of Preferred Stock purchasable upon exercise of warrants to purchase Preferred Stock;

•	the date, if any, on and after which the warrants and the related Common Stock or Preferred Stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote or consent as a stockholder of the Company or receive dividends;

•	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	to exercise any rights as stockholders of the Company.

Each warrant will entitle its holder to purchase the number of shares of Common Stock or Preferred Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase Common Stock or Preferred Stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Common Stock or Preferred Stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Stock or Preferred Stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	equity securities issued by us, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description of the units, and any description of the units in an accompanying prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying unit agreement, which we will file with the SEC at or prior to the time of the sale of the units. You should refer to, and read this summary together with, the unit agreement. You can obtain copies of any form of unit agreement or other agreement pursuant to which the units are issued by following the directions described under the caption “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus supplement.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

PLAN OF DISTRIBUTION

Unless otherwise set forth in an accompanying prospectus supplement to this prospectus, we may sell the securities being registered hereby, from time to time, in one or more offerings, on a continuous or delayed basis, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	to or through dealers, brokers, placement agents or other agents;

•	to investors directly in negotiated sales or in competitively bid transactions, on a continuous or delayed basis; and

•	in “at-the-market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:

•	the number and terms of the securities to which such prospectus supplement relates;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	the name or names of any underwriters, dealers, brokers, placement agents or other agents, if any, with whom we have entered into arrangements with respect to the sale of such securities;

•	whether any dealer is to act in the capacity of a sub-underwriter and is to be allowed or paid any additional discounts or commissions for acting in such capacity;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering or purchase price of such securities and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchange or market on which the securities may be listed;

•	any delayed delivery arrangements’;

•	the rules and procedures for any auction or bidding process, if used;

•	any other applicable terms of the offering.

The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at varying prices determined at the time of sale;

•	at negotiated prices; or

•	at prices determined by an auction process.

Sales through Agents

Offers to purchase the securities being offered by this prospectus may be solicited directly or through agents we designate from time to time. We will identify any agent involved in the offering and sale of securities, and we will describe any commissions that we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Sales through Dealers

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Sales through Underwriters

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer. The underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act, and such transactions may be discontinued at any time by the underwriters.

Compensation to Underwriters, Dealers or Agents

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Direct Sales

We may solicit offers to purchase securities directly from the public from time to time. We may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions that we must pay for solicitation of these contracts in the prospectus supplement

General Information

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating underwriter, broker, dealer, placement agent or other agent;

•	the number and type of securities involved;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable;

•	a description of any indemnification rights to which underwriters, brokers, dealers, placement agents or other agents are entitled; and

•	other facts material to the transaction.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Our Common Stock trades on the Nasdaq Global Select Market under the symbol “FARM”. Any other securities may or may not be listed on a national securities exchange. All securities that we offer, other than our common stock, will be new issues of securities with no established trading market, and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities sold by us.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price in accordance with Rule 104 of Regulation M under the Exchange Act. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Short covering transactions also may be effected through a partial or full over-allotment exercise granted to them by us. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during the business day prior to the pricing of the offering and before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Additional legal matters may be passed upon for us or any underwriters, brokers, dealers, placement agents or other agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of Farmer Bros. Co.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$16,222.50	(1)
Printing and engraving expenses		$(2)
Legal fees and expenses		$(2)
Accounting fees and expenses		$(2)
Transfer agent fees and expenses		$(2)
Miscellaneous		$(2)

Total	$16,222.50	(2)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Delaware. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (c) of Section 145 provides that to the extent a present or former director or “officer” (as determined pursuant to
Section 145(c)(1) of the DGCL) of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Subsection (e) of Section 145 provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.

Subsection (f) of Section 145 provides that indemnification and advancement provided for by Section 145 shall not be deemed exclusive of any other rights to which a person that the corporation is empowered to indemnify or provide rights to advancement may be entitled. Subsection (j) of Section 145 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation includes a provision eliminating the personal liability of the Company’s directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by applicable law.

Under the Company’s Certificate of Incorporation and Amended and Restated Bylaws, the Company’s directors and officers are entitled to indemnification to the fullest extent permitted by Delaware law; provided, however, that, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. Under the Company’s Certificate of Incorporation and Amended and Restated Bylaws, the Company’s directors and officers are also entitled to have their expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking to repay such amount if it is determined that such person is not entitled to indemnification by the Company therefor. The Company also has entered into Indemnification Agreements with each of its directors and officers. The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, or the DGCL.

The Company maintains insurance policies under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers, which could include liabilities under the Securities Act or the Exchange Act.

Item 16.	Exhibits

Exhibit	Exhibit Description

1.1†	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Farmer Bros. Co. (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on September 11, 2019 and incorporated herein by reference).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Farmer Bros. Co. (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2020 and incorporated herein by reference).

3.3	Certificate of Designations of Series A Convertible Participating Cumulative Perpetual Preferred Stock of Farmer Bros. Co (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2017 and incorporated herein by reference).

3.4	Amended and Restated Bylaws (filed as Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 11, 2019 and incorporated herein by reference).

3.5	Amendment No. 1 to Amended and Restated Bylaws (filed as Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed with the SEC on September 11, 2020 and incorporated herein by reference).

4.1	Specimen Stock Certificate for Common Stock (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12B/A filed with the SEC on September 24, 2015 and incorporated herein by reference).

4.2	Specimen Stock Certificate for Series A Convertible Participating Cumulative Perpetual Preferred Stock (filed as Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2017 and incorporated herein by reference).

4.3	Description of Securities (filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed with the SEC on September 10, 2021 and incorporated herein by reference).

4.4†	Form of Certificate for Preferred Stock of Farmer Bros. Co.

4.5†	Form of Deposit Agreement

4.6†	Form of Warrant

4.7†	Form of Warrant Agreement

4.8†	Form of Purchase Contract Agreement

4.9†	Form of Unit Agreement

5.1*	Opinion of Bass, Berry & Sims PLC

23.1*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney (included on the Signature Page of this Registration Statement)

*	Filed herewith.
†

To be filed by amendment to the registration statement or as an exhibit to a Current Report on Form 8-K in reference to the specific offering of securities, if any, to which it relates, and incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northlake, State of Texas, on the 10th day of November, 2021.

FARMER BROS. CO.

By:	/s/ Deverl Maserang
Deverl Maserang President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned does hereby constitute and appoint Deverl Maserang, Scott R. Drake and Scott Lyon, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubmission to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that the attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement registration, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her respective capacity as a member of the board of directors or officer of the registrant, the registration statement and/or any other form or forms as may be appropriate to be filed with the Securities and Exchange Commission as any of them may deem appropriate in connection therewith, to any and all amendments thereto, including post-effective amendments, to such registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue of this prospectus.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Deverl Maserang Deverl Maserang	President, Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2021

/s/ Scott R. Drake Scott R. Drake	Chief Financial Officer (Principal Financial Officer)	November 10, 2021

/s/ Scott Lyon Scott Lyon	Vice President, Controller and Treasurer (Principal Accounting Officer)	November 10, 2021

/s/ Allison M. Boersma Allison M. Boersma	Director	November 9, 2021

/s/ Stacy Loretz-Congdon Stacy Loretz-Congdon	Director	November 9, 2021

Signature	Title	Date

/s/ Charles F. Marcy Charles F. Marcy	Director	November 9, 2021

/s/ Christopher P. Mottern Christopher P. Mottern	Chairman of the Board and Director	November 9, 2021

/s/ Alfred Poe Alfred Poe	Director	November 9, 2021

/s/ Waheed Zaman Waheed Zaman	Director	November 10, 2021